August 13, 2026

D. Sean McEwen
Konatel, Inc.
Chairman and Chief Executive Officer
500 N. Central Expressway
Suite 500
Plano, Texas 75074

**Re: Notice of Regulatory Action**

Sean:

On July 27, 2026, IM Telecom, LLC (IM Telecom) received a letter from the Chief of the Federal Communications Commission's (FCC's) Wireline Competition Bureau and the FCC issued an accompanying press release in which it explained that it had taken action to prevent IM Telecom from enrolling new customers into the Lifeline program. The FCC's statement includes various allegations of Lifeline rule violations which IM Telecom denies.

IM Telecom has fully cooperated with the FCC in numerous inquiries that have been ongoing for years and it will continue to do so. IM Telecom intends to continue to seek restoration of its access to all systems used by the FCC to support the Lifeline program. And while it does so, it intends to remain compliant with all Lifeline rules.

Please note that I do not intend to advise you of every regulatory action concerning the company, but elected to do so in this instance due to the public nature of this development.

Respectfully,

*David Avila*

David Avila
Chief Executive Officer
IM Telecom, LLC